Exhibit 99.2

Charlton Aria Acquisition Corporation Announces Closing of the Underwriter’s Over-Allotment Option in Connection with its Initial Public Offering

Wilmington, DE, Nov. 19, 2024 (GLOBE NEWSWIRE) -- Charlton Aria Acquisition Corporation (Nasdaq: CHARU), a Cayman Islands exempted company (the “Company”) today announced that it closed the sale of an additional 1,000,000 units of the Company, pursuant to the partial exercise of the underwriter’s over-allotment option granted in connection with the Company’s initial public offering (together with the over-allotment closing, the “Offering”), at the price of $10 per unit, resulting in additional gross proceeds of approximately $10,000,000. The underwriter has a remaining option to purchase up to 125,000 additional units.

After giving effect to this partial exercise of the over-allotment option, the total number of units sold in the Offering increased to 8,500,000 units, resulting in total gross proceeds of $85,000,000, before deducting underwriting discounts and estimated offering expenses.

Each unit of the Company consists of one Class A ordinary share, par value $0.0001 per share (“Class A ordinary Share”) and one right (“Right”). Each Right entitles the holder to receive one-eighth of one Class A Ordinary Share at the closing of the initial business combination of the Company. Once the securities comprising the units begin separate trading, the Class A Ordinary Shares and Rights are expected to be listed on Nasdaq under the symbols "CHAR" and "CHARR", respectively.

Clear Street acted as the sole book-running manager in the offering.

Robinson & Cole LLP served as legal counsel to the Company. Winston & Strawn LLP served as legal counsel to Clear Street.

The offering was made only by means of a prospectus, copies of which may be obtained from Clear Street, Attn: Syndicate Department, 150 Greenwich Street, 45th floor, New York, NY 10007, or by email at ecm@clearstreet.io.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission ("SEC") on October 24, 2024.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Charlton Aria Acquisition Corporation

Charlton Aria Acquisition Corporation is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related preliminary prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC's website, www.sec.gov.

Contact Information:
Charlton Aria Acquisition Corp.

Mr. Robert W. Garner
Chairman, Chief Executive Officer, and Director
221 W 9th St #848
Wilmington, DE 19801
Email: ceo@charltonaria.com